SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2014
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer.

On March 26, 2014, Sean M. Stack, the Executive Vice President and Chief Financial Officer of Aleris Corporation (the“ Company ”), was elected the Company’s Executive Vice President and CEO, Rolled Products North America effective April 1, 2014.

On March 26, 2014, Eric M. Rychel, the Vice President and Treasurer of the Company was elected the Company’s Senior Vice President and Chief Financial Officer effective April 1, 2014. Mr. Rychel joined Aleris in July 2012 and was previously a managing director in the Industrials Group at Barclays Capital, Inc., where he ran its Metals industry banking effort as the global head of Steel and Metals corporate finance coverage. Prior to that, Mr. Rychel worked at Deutsche Bank Securities Inc., from 1998 to 2009, where he rose to the position of managing director and ran the Metals industry investment banking effort.

Additionally, it is anticipated that in connection with his election the Company’s compensation committee will consider changes to Mr. Rychel’s compensation, including additional equity awards under the Aleris Corporation 2010 Equity Incentive Plan. Changes to his compensation and such equity awards, if any, have not yet been determined.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: March 27, 2014
/s/ Eric M. Rychel
By: Eric M. Rychel
Its: Vice President and Treasurer